                                                                     EXHIBIT 99


[DORAL FINANCIAL LOGO]


July 10, 2003                                   FOR IMMEDIATE RELEASE

Contacts:

Richard F. Bonini                               Mario S. Levis
Senior Executive Vice President                 Senior Executive Vice President
and Chief Financial Officer                     and Treasurer
Tel: (212) 329-3728                             Tel: (787) 474-6709


              DORAL FINANCIAL CORPORATION REPORTS RECORD EARNINGS,
         AN INCREASE OF 44% FOR THE SECOND QUARTER ENDED JUNE 30, 2003

         San Juan, Puerto Rico, July 10, 2003 - Doral Financial Corporation (NYSE: DRL), a diversified financial holding company with banking operations in the United States and Puerto Rico and the largest residential mortgage lender in Puerto Rico, reported record results for the second quarter and first half of 2003, the 22nd consecutive quarter it has achieved record earnings.

         Net income for the second quarter of 2003 amounted to a record $75.0 million, compared to $52.0 million for the second quarter of 2002, an increase of 44%. For the first six months of 2003, Doral Financial earned a record $145.0 million, compared to $98.5 million for the same period a year ago, an increase of 47%. For the second quarter of 2003, consolidated earnings per diluted share were $0.96, compared to $0.67 for the second quarter of 2002, which represents an increase of 43%. For the first half of 2003, consolidated earnings per diluted share were $1.86, compared to $1.28 for the first six months of 2002, an increase of 45%. For the first six months of 2003 Doral Financial achieved a 3.31% return on assets.

         The loan production volume for the second quarter of 2003 was a record breaking $1.6 billion, compared to $1.3 billion for the comparable 2002 period, an increase of 23%. For the first half of 2003, the loan production volume was $3.1 billion, compared to $2.4 billion for the corresponding 2002 period, an increase of 29%. The increase was principally driven by the continued high demand for new housing in Puerto Rico and refinancing activity consistent with Doral Financial's historical experience for the last 30 years. As a result of such strong mortgage loan production, the servicing portfolio increased to $12.0 billion as of June 30, 2003 from $11.2 billion as of December 31, 2002 and from $10.7 billion a year ago on June 30, 2002.

         For the second quarter of 2003, Doral Financial's total non-interest income increased 72% to $99.2 million, from $57.8 million for the second quarter of 2002. Net gain on mortgage loan sales and fees, the main component of non-interest income, was $98.1 million for the second quarter of 2003 as compared to $58.2 million for the corresponding 2002 period. For the first half of 2003, Doral Financial's total non-interest income increased 78% to $190.6 million compared to the first half of 2002. Net gain on mortgage loan sales and fees was $175.4 million for the first half of 2003 compared to $104.2 million for the corresponding period a year ago. This was principally due to increased sales volume and favorable pricing.

         Results for the second quarter ended June 30, 2003 also included gains on sale of investment securities of $7.0 million compared to $3.2 million for the comparable 2002 period reflecting increased volume and higher gains on sales of investment securities. Gains on sales of investment securities were $14.1 million for the first half of 2003 compared to $6.0 million for the same period a year ago.

         Commission and fee income for the quarter and six months ended June 30, 2003, was $7.4 million and $13.6 million, respectively, representing an increase of 47% and 43%, respectively, from the comparable periods of 2002. Commission and fee income reflects increased contributions made by the Company's insurance agency, banking and institutional broker-dealer subsidiaries.

         For the quarter ended June 30, 2003, the net servicing loss was $8.4 million compared to a loss of $2.1 million for the second quarter of 2002. For the six months ended June 30, 2003, net servicing loss was $12.5 million compared to a loss of approximately $714,000 for the corresponding period of 2002. The increase in servicing loss for the quarter and six-month period ended June 30, 2003 was due to impairment charges related to increases in mortgage prepayment rates, resulting from the continued low level of interest rates. The Company recorded impairment charges of $5.6 million and $10.5 million during the quarter and first six months ended June 30, 2003, respectively. The net decrease in servicing income was more than offset by increases in gain on mortgage loan sales and fees, gain on sale of securities and other sources of revenue including the creation of new servicing assets.

         Doral Bank, Puerto Rico finished the first half of 2003 with $6.2 billion in assets and $2.4 billion in deposits, an increase of 41% and 26%, respectively, from June 30, 2002.

         Doral Bank, New York continued its steady growth. As of June 30, 2003, Doral Bank NY had assets of $474.3 million and deposits of $305.5 million, an increase of 61% and 29%, respectively, from June 30, 2002.

         Salomon Levis, Chairman of the Board and Chief Executive Officer, commented on the second quarter results by stating:

         "We are extremely pleased with the excellent performance experienced during the second quarter of 2003 which represents the 22nd consecutive quarter that Doral has achieved record earnings. Each one of the Company's business segments contributed to the record results. The Company once again surpassed historical records in loan production, new housing financing, mortgage servicing portfolio, deposits both in Puerto Rico and New York, earnings, capital and run-on in key financial ratios."

         The Chairman stated that, "Doral's solid performance and the continued strength of the Puerto Rico residential and retail banking markets lead us to remain optimistic about the Company's prospects for the future."

         Doral Financial's Chief Executive Officer, its Chief Financial Officer and its Treasurer are available to answer appropriate questions regarding earnings results as well as other corporate matters at any time convenient to interested participants. You are welcome to call.



FORWARD LOOKING STATEMENTS

         This press release contains certain "forward-looking statements" concerning the Company's future economic performance. The words or phrases "expect", "anticipate", "look forward", "should" and similar expressions are meant to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995.

         The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made, and to advise readers that various factors, including regional and national economic conditions, changes in interest rates, competitive and regulatory factors and legislative changes, could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from those anticipated or projected.

         The Company does not undertake, and specifically disclaims any obligation, to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of such statements.

                          DORAL FINANCIAL CORPORATION
                     Consolidated Statements of Operations
                 (Dollars in Thousands, except Per Share Data)
                                   (NYSE:DRL)
                                  (Unaudited)


                                                               QUARTER ENDED                             SIX MONTHS ENDED
                                                --------------------------------------------    ----------------------------
                                                          JUNE 30,               MARCH 31,                JUNE 30,
                                                ----------------------------    ------------    ----------------------------
                                                    2003            2002            2003            2003            2002
                                                ------------    ------------    ------------    ------------    ------------

Interest income                                 $    109,204    $    105,330    $    109,610    $    218,814    $    202,413
Interest expense                                      69,298          67,653          68,333         137,631         128,850
                                                ------------    ------------    ------------    ------------    ------------
Net interest income                                   39,906          37,677          41,277          81,183          73,563
Provision for loan losses                              3,618             989           4,778           8,396           1,737
                                                ------------    ------------    ------------    ------------    ------------
Net interest income after provision
   for loan losses                                    36,288          36,688          36,499          72,787          71,826
                                                ------------    ------------    ------------    ------------    ------------
Non-interest income:
   Net gain on mortgage loan sales and fees           98,081          58,247          77,325         175,406         104,237
   Trading activities                                 (4,951)         (6,629)          4,901             (50)        (11,699)
   Gain on sale of investment securities               7,002           3,198           7,087          14,089           5,990
   Servicing loss, net of amortization
      and impairment                                  (8,353)         (2,100)         (4,109)        (12,462)           (714)
   Commissions, fees and other income                  7,425           5,043           6,215          13,640           9,554
                                                ------------    ------------    ------------    ------------    ------------
Total non-interest income                             99,204          57,759          91,419         190,623         107,368
                                                ------------    ------------    ------------    ------------    ------------
Non-interest expense:
   Compensation and benefits, net                     21,368          13,698          21,199          42,567          26,549
   Taxes, other than payroll and income taxes          1,751           1,190           1,757           3,508           2,239
   Advertising                                         3,597           2,780           3,763           7,360           5,211
   Professional services                               2,128           1,758           1,972           4,100           3,471
   Communication and information systems               3,279           3,110           3,018           6,297           5,854
   Occupancy and other office expenses                 5,695           5,141           5,442          11,137           9,625
   Depreciation and amortization                       3,631           2,860           3,588           7,219           5,429
   Other, net                                          4,518           3,463           3,824           8,342           6,250
                                                ------------    ------------    ------------    ------------    ------------
Total non-interest expense                            45,967          34,000          44,563          90,530          64,628
                                                ------------    ------------    ------------    ------------    ------------
Income before income taxes                            89,525          60,447          83,355         172,880         114,566
Income taxes                                          14,548           8,460          13,368          27,916          16,039
                                                ------------    ------------    ------------    ------------    ------------

NET INCOME                                      $     74,977    $     51,987    $     69,987    $    144,964    $     98,527
                                                ============    ============    ============    ============    ============

EARNINGS PER SHARE: (1)
   Basic                                        $       0.98    $       0.68    $       0.91    $       1.90    $       1.30
                                                ============    ============    ============    ============    ============
   Diluted                                      $       0.96    $       0.67    $       0.90    $       1.86    $       1.28
                                                ============    ============    ============    ============    ============
WEIGHTED AVERAGE COMMON SHARES
  OUTSTANDING: (1)
   Basic                                          71,901,020      71,785,107      71,869,704      71,885,463      71,755,199
                                                ============    ============    ============    ============    ============
   Diluted                                        73,607,700      72,881,694      73,284,016      73,468,338      72,860,262
                                                ============    ============    ============    ============    ============


(1)      ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE SEPTEMBER 14,
         2002.


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
                          DORAL FINANCIAL CORPORATION
                   Selected Balance Sheet and Operating Data
                 (Dollars in Thousands, except Per Share Data)
                                   (NYSE:DRL)
                                  (Unaudited)


                                                                         AS OF
                                                   -----------------------------------------------------
                                                   JUNE 30, 2003     MARCH 31, 2003    DECEMBER 31, 2002
                                                   -------------     --------------    -----------------

BALANCE SHEET DATA
Money market investments                            $   986,926        $ 1,174,772        $ 1,417,154
Mortgage loans held-for-sale                          2,008,599          2,046,419          2,183,399
Trading securities, at fair value                       840,956          1,596,205          1,196,179
Securities held-to-maturity                           1,382,622            827,173            960,626
Securities available-for-sale, at fair value          1,441,259          1,048,075            862,090
Loans receivable, net                                 1,210,291          1,124,496          1,022,342
Mortgage servicing rights, net                          156,114            160,270            159,881
Total assets                                          9,396,446          8,766,837          8,421,689
Deposits                                              2,619,496          2,470,163          2,217,211
Stockholders' equity                                  1,150,109          1,095,866          1,044,971

BOOK VALUE PER COMMON SHARE(1)                      $     12.82        $     12.07        $     11.37

LOAN SERVICING PORTFOLIO                            $12,000,137        $11,758,682        $11,241,523


                                                       FOR THE QUARTER ENDED                           FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                                         JUNE 30,
                                                  ------------------------------------             -------------------------------
OPERATING DATA                                       2003                    2002                     2003                2002
                                                  -----------             ------------             -----------         -----------
Total loan production                             $ 1,606,000             $ 1,252,0000             $ 3,067,000         $ 2,442,000


                                                       FOR THE QUARTER ENDED                         FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                                       JUNE 30,
                                                    -----------------------------                    -------------------------
FINANCIAL RATIOS                                     2003                    2002                     2003                2002
                                                    -----                   -----                    -----               -----
Return on average assets                             3.38%                   2.74%                    3.31%               2.75%
Return on average common equity                     31.57%                  28.81%                   31.47%              28.00%
Common stock dividend payout ratio                  14.58%                  14.85%                   15.05%              15.63%
Efficiency ratio                                    33.54%                  34.39%                   35.12%              34.63%


                                                       FOR THE QUARTER ENDED                         FOR THE SIX MONTHS ENDED
                                                               JUNE 30,                                      JUNE 30,
                                                    -----------------------------                    -------------------------
CASH DIVIDENDS PER SHARE(1)                          2003                    2002                     2003               2002
                                                    -----                   -----                    -----              ------
Common                                              $0.14                   $0.10                    $0.28               $0.20
Noncumulative preferred, series A                   $0.88                   $0.88                    $1.76               $1.76
Noncumulative preferred, series B                   $0.52                   $0.52                    $1.04               $1.04
Noncumulative preferred, series C                   $0.45                   $0.16                    $0.90               $0.16

(1)      ADJUSTED TO REFLECT THREE-FOR-TWO STOCK SPLIT EFFECTIVE SEPTEMBER 14,
         2002


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